Exhibit 21.1

List of Direct and Indirect Subsidiaries of Nelnet, Inc. as of December 31, 2018

	Name	Organized in	Relationship to Nelnet Inc.	Percentage Ownership
1	4719 50th, LLC	Nebraska	Indirect Subsidiary	100.0%
2	5280 Solutions LLC (f/k/a Nelnet Technology Services LLC) (d/b/a Idaho Financial Associates, Charter Account Systems and 5280 Solutions)	Colorado	Indirect Subsidiary	100.0%
3	ACM F Acquisition, LLC	Nebraska	Indirect Subsidiary	100.0%
4	Aware3, LLC	Missouri	Indirect Subsidiary	100.0%
5	Class Bundl, LLC	Nebraska	Indirect Subsidiary	100.0%
6	Education Funding Capital I, LLC	Delaware	Indirect Subsidiary	100.0%
7	EFS Finance Co., LLC	Nebraska	Indirect Subsidiary	100.0%
8	Euclid Boulder Investment, LLC	Nebraska	Indirect Subsidiary	100.0%
9	FACTS Education Corporation	Nebraska	Indirect Subsidiary	100.0%
10	FACTS Education Solutions, LLC (Previously known as Mind Streams Education, LLC)	Arizona	Indirect Subsidiary	100.0%
11	FACTS Management AUS Pty Ltd.	Australia	Indirect Subsidiary	100.0%
12	First National Life Insurance Company of the USA	Nebraska	Indirect Subsidiary	100.0%
13	FM Systems, LLC d/b/a Tuition Management Systems, LLC	Delaware	Indirect Subsidiary	100.0%
14	FP Sacramento, LLC	Nebraska	Indirect Subsidiary	100.0%
15	Great Lakes Educational Loan Services, Inc.	Wisconsin	Indirect Subsidiary	100.0%
16	Lincoln Workspace, LLC	Nebraska	Indirect Subsidiary	100.0%
17	LT&T Collection LLC	Nebraska	Indirect Subsidiary	100.0%
18	Merchant Preservation Services, LLC	Nebraska	Indirect Subsidiary	100.0%
19	Municipal Tax Investment, LLC	Nebraska	Direct Subsidiary	100.0%
20	Municipal Tax Property, LLC	Nebraska	Indirect Subsidiary	100.0%
21	National Education Loan Network, Inc.	Nevada	Direct Subsidiary	100.0%
22	Nelnet Academic Services, LLC (f/k/a Nelnet Mentor, LLC)	Nebraska	Direct Subsidiary	100.0%
23	Nelnet Bank, Inc.	Utah	Direct Subsidiary	100.0%
24	Nelnet Business Solutions - Canada, Inc. (f/k/a Nelnet Canada, Inc.)	Canada	Indirect Subsidiary	100.0%
25	Nelnet Business Solutions, Inc. (f/k/a FACTS Management Co.) (dba FACTS Management and infiNET Integrated Solutions)	Nebraska	Indirect Subsidiary	100.0%
26	Nelnet Captive Insurance Company, Inc.	Delaware	Direct Subsidiary	100.0%
27	Nelnet Consumer Finance, Inc.	Nebraska	Indirect Subsidiary	100.0%
28	Nelnet Diversified Solutions, LLC (formerly NLS Holding Company, LLC)	Nebraska	Direct Subsidiary	100.0%
29	Nelnet Education Loan Funding, Inc. (f/k/a NEBHELP, INC.)	Nebraska	Indirect Subsidiary	100.0%
30	Nelnet FFELP Student Loan Warehouse-I, LLC	Delaware	Indirect Subsidiary	100.0%
31	Nelnet Finance Corp.	Nebraska	Indirect Subsidiary	100.0%
32	Nelnet Fund Management LLC	Nebraska	Direct Subsidiary	100.0%

33	Nelnet Loan Acquisition Corporation	Nebraska	Indirect Subsidiary	100.0%
34	Nelnet Management Corporation-1 (formerly Nelnet Student Loan Warehouse Corporation – 1)	Nevada	Indirect Subsidiary	100.0%
35	Nelnet Private Education Loan Funding, LLC	Delaware	Indirect Subsidiary	100.0%
36	Nelnet Private Student Loan Financing Corporation	Nebraska	Indirect Subsidiary	100.0%
37	Nelnet Private Student Loan Warehouse-I LLC	Delaware	Indirect Subsidiary	100.0%
38	Nelnet Real Estate Ventures, LLC	Florida	Indirect Subsidiary	100.0%
39	Nelnet Sales Co., LLC	Nebraska	Indirect Subsidiary	100.0%
40	Nelnet Servicing, LLC	Nebraska	Indirect Subsidiary	100.0%
41	Nelnet Store, LLC	Nebraska	Indirect Subsidiary	100.0%
42	Nelnet Student Loan Funding II Management Corporation	Nebraska	Indirect Subsidiary	100.0%
43	Nelnet Student Loan Funding II, LLC	Delaware	Indirect Subsidiary	100.0%
44	Nelnet Student Loan Funding III, LLC	Delaware	Indirect Subsidiary	100.0%
45	Nelnet Student Loan Funding Management Corporation	Nevada	Indirect Subsidiary	100.0%
46	Nelnet Student Loan Funding, LLC	Delaware	Indirect Subsidiary	100.0%
47	Nelnet UNL Alliance, LLC (dba Union Financial Services, Inc.)	Nevada	Direct Subsidiary	100.0%
48	NHELP-II, LLC	Delaware	Indirect Subsidiary	100.0%
49	NHELP-III, LLC	Delaware	Indirect Subsidiary	100.0%
50	NREV DFI Black, LLC	Nebraska	Indirect Subsidiary	100.0%
51	NTS - Renweb Jamaica, Ltd	Jamaica	Indirect Subsidiary	100.0%
52	PaymentSpring, LLC	Nebraska	Indirect Subsidiary	100.0%
53	Propelr, LLC	Nebraska	Direct Subsidiary	100.0%
54	Rally Workspace, LLC	Nebraska	Indirect Subsidiary	100.0%
55	StudioCode, LLC	Nebraska	Indirect Subsidiary	100.0%
56	Unilink Data Systems Pty Ltd	Australia	Indirect Subsidiary	100.0%
57	Vosaic France, LLC	France	Indirect Subsidiary	100.0%
58	Wachovia Education Loan Funding LLC	Delaware	Indirect Subsidiary	100.0%
59	Whitetail Rock Fund Management, LLC	Nebraska	Indirect Subsidiary	100.0%
60	Community Development Opportunity Fund I, LLC	Nebraska	Direct Subsidiary	99.0%
61	Kearsarge NYMA MT, LLC	Massachusetts	Direct Subsidiary	99.0%
62	Nelnet B2B Services, LLC	Nebraska	Direct Subsidiary	99.0%
63	WPC-NN AZSI Acquisition, LLC	Delaware	Indirect Subsidiary	95.0%
64	WPC-NN Carlsbad Caribou Court, LLC	Delaware	Indirect Subsidiary	95.0%
65	WPC-NN Grand Avenue Storage, LLC	Delaware	Indirect Subsidiary	95.0%
66	WPC-NN Loop 410 Storage, LLC	Delaware	Indirect Subsidiary	95.0%
67	WPC-NN Perrin Beitel Storage, LLC	Delaware	Indirect Subsidiary	95.0%
68	WPC-NN Portland Schmeer Storage, LLC	Delaware	Indirect Subsidiary	95.0%
69	Allo Communications, LLC	Nebraska	Direct Subsidiary	91.5%
70	1st Source Solar 2, LLC	Delaware	Direct Subsidiary	90.0%
71	Whitetail Rock Capital Management, LLC	Nebraska	Indirect Subsidiary	90.0%
72	3430 FP Drive, LP	Delaware	Indirect Subsidiary	81.7%
73	WPC-NN Chula Vista, LLC	Arizona	Indirect Subsidiary	65.0%
74	Timberline Suntree Associates, LLC	Kansas	Direct Subsidiary	56.7%
75	GR Partners Harvest 960, LP	Pennsylvania	Indirect Subsidiary	56.6%
76	151 Building, LLC	Nebraska	Indirect Subsidiary	50.0%

77	330-333 Building, LLC	Nebraska	Indirect Subsidiary	50.0%
78	401 Building LLC	Nebraska	Indirect Subsidiary	50.0%
79	4600 Innovation Drive, LLC	Nebraska	Indirect Subsidiary	50.0%
80	4800 NW 1st Street, LLC	Nebraska	Indirect Subsidiary	50.0%
81	7200 WorldCom, LLC	Nebraska	Indirect Subsidiary	50.0%
82	BenefitEd, LLC	Nebraska	Indirect Subsidiary	50.0%
83	Class Bundl Apparel, LLC	Nebraska	Indirect Subsidiary	50.0%
84	EADO, LLC	Nebraska	Indirect Subsidiary	50.0%
85	GreatNet Solutions, LLC	Nebraska	Indirect Subsidiary	50.0%
86	Invite Education, LLC	Delaware	Direct Subsidiary	50.0%
87	Lincoln Lodging, LLC	Nebraska	Indirect Subsidiary	50.0%
88	Lumberworks Lofts, LLC	Nebraska	Indirect Subsidiary	50.0%
89	NGWeb Solutions, LLC	Nebraska	Indirect Subsidiary	50.0%
90	Telegraph Flats, LLC	Nebraska	Indirect Subsidiary	50.0%
91	TPD Phase Three - NMTC, LLC	Nebraska	Indirect Subsidiary	25.0%
92	TPD Phase Three, LLC	Nebraska	Indirect Subsidiary	25.0%

Note: This list does not include Nelnet Student Loan Trusts utilized in asset backed security financings.